UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

J.P. Morgan Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-265588	87-3439916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 9th Floor
New York, New York		10172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 270-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matter to a Vote of Security Holders.

On August 11, 2023, J.P. Morgan Real Estate Income Trust, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). A quorum was present at the meeting, as required by the Company’s Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following five individuals were elected to the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained
Michael P. Kelly	5,897,298.38	-	9,512.58
Randy A. Daniels	5,897,298.38	-	9,512.58
Justin M. Murphy	5,897,298.38	-	9,512.58
Yvonne D. Nelson	5,897,298.38	-	9,512.58
William L. Ramseyer	5,897,298.38	-	9,512.58

Proposal 2 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified.

Votes For	Votes Against	Votes Abstained
5,897,298.38	-	9,512.58

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Real Estate Income Trust, Inc.

Date:	August 17, 2023	By:	/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr. Chief Financial Officer and Treasurer